Exhibit 99.1

KKR Financial Holdings LLC Announces Offering of Convertible Notes

San Francisco, California – July 16, 2007 – KKR Financial Holdings LLC (NYSE: KFN) (the “Company”), announced today that it intends to offer $300 million aggregate principal amount of convertible senior notes due 2012.  As part of the offering, the Company expects to grant the initial purchaser an option to purchase up to $45 million aggregate principal amount of additional notes.

The notes will be senior unsecured obligations of the Company and will be convertible into a combination of cash and common shares or cash only, as provided for in the indenture governing the notes. The exact timing and terms of the offering will depend on market conditions and other factors.

The notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any Company common shares that may be issued upon conversion of the notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent such registration or applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, the availability, terms and deployment of capital to finance planned growth, the Company’s limited liability company and organization structure and the regulatory environment in which its business operates, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.